Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Bank First National Corporation of our report dated March 26, 2019, relating to the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018 of Bank First National Corporation and subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts.”

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

May 2, 2019